EXHIBIT 23.10

[McGladrey & Pullen LOGO]
Certified Public Accountants




INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 33-98684 and No. 333-86962) of our report, dated January 16, 2004 (except for Note 5 as to which the date is February 18, 2004), on the consolidated financial statements of WTC Industries, Inc. and Subsidiary, which was included in the Company's Annual Report to Shareholders on Form 10-KSB for the year ended December 31, 2003.



                                                /s/ McGladrey & Pullen, LLP



Minneapolis, Minnesota
March 26, 2004